Exhibit 10.2
Description of Executive Transition Arrangement,
by and between the Company and Jennifer Allison

On July 24, 2026, Jennifer Allison stepped down from her position as the Company’s Senior Vice President, Chief Legal Officer and Secretary. In connection with her transition, Ms. Allison will receive additional aggregate consideration of $607,000 in addition to any amounts payable under the Company’s standard form of executive agreement (filed as Exhibit 10.11 to the Company’s Form 10-K, filed February 25, 2026).